Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-1 (No. 333-174288) and the related Prospectus of our report dated March 23, 2011 relating to the financial statements of A.P. Pharma, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to Registration Statement on Form S-1.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California

June 10, 2011